EXHIBIT 99.1

Contact: Mark Polzin or Ken Cook (314) 982-1700

EMERSON REPORTS SECOND-QUARTER 2005 SALES UP
10 PERCENT TO $4.2 BILLION; EARNINGS PER SHARE OF $0.83

  Strength in Process Management, Industrial Automation and Network Power segments
  Price increases and cost reduction efforts more than offset higher raw material costs
  FY 2005 earnings per share target raised to 12-to-16 percent growth

         ST. LOUIS, May 3, 2005 – Emerson (NYSE: EMR) announced that net sales increased 10 percent to $4.2 billion in the second quarter ended March 31, 2005, led by double-digit sales growth in Process Management, Industrial Automation, and Network Power. Underlying sales were up 5 percent for the quarter, excluding the impact of exchange rates (2 percent) and acquisitions (3 percent). Net earnings for the second quarter increased 10 percent to $348 million, or $0.83 per share, an increase of 11 percent versus the prior-year period. Net earnings in the second quarter of fiscal 2004 were $318 million, or $0.75 per share. Excluding the impact of gains totaling $0.04 per share in the prior year, earnings per share were up 17 percent in the second quarter.

        “Emerson had an excellent second quarter, with continued strong gains in sales and earnings,” said Emerson Chairman and CEO David N. Farr. “In particular, our second-quarter results reflect outstanding strength in Process Management, which saw reported sales increase 12 percent and profits grow 55 percent as it continues to win major projects around the world. The Network Power segment also posted excellent results, with the introduction of new global solutions platforms and the Marconi Power acquisition made in the fourth quarter of 2004 contributing to a 22 percent gain in reported sales and a 31 percent increase in profits. The margin for this segment was

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up 70 basis points as operating improvements resulting from prior-period cost reductions enabled the group to overcome the dilutive impact of the Marconi Power acquisition.

        “The strong sales increase for the quarter was also driven by the company’s global positioning in faster growing emerging markets. Underlying sales growth in the United States was 5 percent in the second quarter, led by strength in Process Management, Industrial Automation, and Network Power. Underlying international sales also grew 5 percent in the second quarter, led by demand in emerging markets in Asia, Latin America, and Russia. Our continued investment in these areas provides a solid foundation for future growth.

        “Margins improved during the quarter, as benefits from sales volume leverage and our previous restructuring actions more than offset significantly higher material costs and the impact of the Marconi Power acquisition. The operating margin improved 20 basis points versus the prior-year quarter, driven by solid improvements in Process Management, Network Power, and Industrial Automation. The Appliance and Tools and Climate Technologies segments experienced margin pressure due to higher commodity prices. We expect this situation to improve in the second half of the year as price increases are expected to more fully offset commodity inflation and our continued restructuring efforts deliver planned benefits. Pre-tax margin for the quarter was down 30 basis points reflecting prior-year gains of $27 million.

        “Operating cash flow was $441 million for the quarter, compared to $451 million in the second quarter of 2004, reflecting investment in working capital to support higher sales. Free cash flow was $301 million versus $371 million in the prior-year period, primarily the result of increased capital investment to expand scroll compressor capacity to meet future demand as global markets move toward more efficient air conditioning. We continue to focus sharply on operational efficiency and lean manufacturing initiatives, with the average ‘days-in-the-cash-cycle’ improving to 74 days in the quarter from 79 days in the prior-year period. We remain committed to the full-year targets of $2.1 billion of operating cash flow and $1.6 billion of free cash flow, which includes $0.5 billion of capital expenditures.

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        “The ratio of net debt to net capital at the end of the second quarter improved to 27.1 percent, from 30.5 percent in the prior-year period. Operating cash flow to total debt also showed significant improvement, increasing to 49.1 percent from 41.9 percent in the prior year period. Our strong financial position allows us to create value for our shareholders by investing in our existing businesses and making strategic acquisitions that expand our capabilities and strengthen our market positions.

        “Our strong sales performance clearly demonstrates the power of our technological leadership and strong customer relationships. Process Management continues to win large, complex projects around the globe with industry-leading PlantWeb technology and a world-class solutions organization. Among these is the recent $7 million contract award to automate the Datang Ningde Power Plant in China, the first large-scale coal-fired power plant to be built in China’s Fujian Province. Network Power is achieving similar results with a tremendous product, service, and solution capability focused on meeting all of our customers’ global power needs. This segment continues to integrate the Marconi Power acquisition, which perfectly fits our strategy of making synergistic acquisitions that fill product and geographic gaps. Growth in Industrial Automation was again driven by strong demand in the United States, particularly in the power generating alternator and power transmission businesses.

        “The continued order strength in March coupled with our strong financial results in the first six months of the year has solidified our outlook for fiscal 2005. We expect that order momentum and backlog should drive sales growth for the year between 9 percent and 11 percent and our operating improvements should allow Emerson to deliver earnings per share of between $3.35 and $3.45. This would represent earnings per share growth of between 12 percent and 16 percent, an increase over our prior guidance of EPS growth between 10 percent and 15 percent.”

        The fiscal 2005 forecast for earnings growth of 12 percent to 16 percent excludes the tax impact of potentially repatriating foreign earnings under the American Jobs Creation Act. As of March 31, 2005, the company had not decided whether, and to what extent, it might repatriate foreign earnings under this Act.

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Upcoming Investor Events
        On Tuesday, May 3, 2005, at 2:00 p.m. EDT (1:00 p.m. CDT), Emerson senior management will discuss the second-quarter fiscal 2005 results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate Web site.

Forward-Looking and Cautionary Statements
        Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the company’s most recent Form 10-K filed with the SEC.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Quarter Ended March 31,		Percent
	2004	2005	Change

Net sales	$ 3,859	$ 4,227	10%
Less: Costs and expenses
Cost of sales	2,503	2,725
SG&A expenses	807	893
Other deductions, net	30	59
Interest expense, net	53	52

Earnings before income taxes	466	498	7%
Income taxes	148	150

Net earnings	$ 318	$ 348	10%

Diluted earnings per common share	$ 0.75	$ 0.83	11%

	Quarter Ended March 31,
	2004	2005
Other deductions, net
Rationalization of operations	$ 28	$ 28
Amortization of intangibles	4	7
Other	25	24
Gains from divestitures	(27)	—

Total	$ 30	$ 59

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TABLE 2

EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Six Months Ended March 31,		Percent
	2004	2005	Change

Net sales	$7,459	$8,197	10%
Less: Costs and expenses
Cost of sales	4,821	5,283
SG&A expenses	1,597	1,765
Other deductions, net	108	111
Interest expense, net	110	106

Earnings before income taxes	823	932	13%
Income taxes	261	287

Net earnings	$ 562	$ 645	15%

Diluted earnings per common share	$ 1.33	$ 1.53	15%

	Six Months Ended March 31,
	2004	2005
Other deductions, net
Rationalization of operations	$ 61	$ 57
Amortization of intangibles	10	13
Other	64	41
Gains from divestitures	(27)	—

Total	$ 108	$111

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TABLE 3

EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)

	March 31,
	2004	2005

Assets
Cash and equivalents	$ 1,165	$ 1,606
Receivables, net	2,874	3,155
Inventories	1,631	1,907
Other current assets	638	478

Total current assets	6,308	7,146
Property, plant & equipment, net	2,906	2,976
Goodwill	5,022	5,406
Other	1,785	1,735

	$16,021	$17,263

Liabilities and Stockholders' Equity
Short-term borrowings and current
maturities of long-term debt	$ 504	$ 1,569
Accounts payable	1,400	1,653
Accrued expenses	1,556	1,736
Income taxes	152	149

Total current liabilities	3,612	5,107
Long-term debt	3,756	2,881
Other liabilities	1,648	1,664
Stockholders' equity	7,005	7,611

	$16,021	$17,263

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TABLE 4

EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(DOLLARS IN MILLIONS)

	Six Months Ended March 31,
	2004	2005
Operating Activities
Net earnings	$ 562	$ 645
Depreciation and amortization	270	276
Changes in operating working capital	(130)	(284)
Other	33	65

Net cash provided by operating activities	735	702

Investing Activities
Capital expenditures	(147)	(232)
Purchases of businesses, net of cash & equivalents acquired	—	(97)
Other	33	(29)

Net cash used in investing activities	(114)	(358)

Financing Activities
Net increase in short-term borrowings	105	414
Proceeds from long-term debt	28	1
Principal payments on long-term debt	(7)	(17)
Dividends paid	(337)	(349)
Net issuances (purchases) of treasury stock	21	(199)

Net cash used in financing activities	(190)	(150)

Effect of exchange rate changes on cash and
equivalents	38	66

Increase in cash and equivalents	469	260

Beginning cash and equivalents	696	1,346

Ending cash and equivalents	$ 1,165	$ 1,606

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TABLE 5

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Quarter Ended March 31,
	2004	2005
Sales
Process Management	$ 905	$ 1,009
Industrial Automation	723	799
Network Power	628	765
Climate Technologies	770	775
Appliance and Tools	950	1,011

	3,976	4,359
Eliminations	(117)	(132)

Total Emerson	$ 3,859	$ 4,227

	Quarter Ended March 31,
	2004	2005
Earnings
Process Management	$ 100	$ 154
Industrial Automation	95	106
Network Power	58	77
Climate Technologies	125	121
Appliance and Tools	135	134

	513	592
Differences in accounting methods	30	35
Corporate and other	(24)	(77)
Interest expense, net	(53)	(52)

Earnings before income taxes	$ 466	$ 498

	Quarter Ended March 31,
	2004	2005
Rationalization of operations
Process Management	$ 9	$ 4
Industrial Automation	3	4
Network Power	5	10
Climate Technologies	1	3
Appliance and Tools	11	6
Corporate	(1)	1

Total Emerson	$ 28	$ 28

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TABLE 6

EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS)

	Six Months Ended March 31,
	2004	2005
Sales
Process Management	$ 1,754	$ 1,971
Industrial Automation	1,418	1,595
Network Power	1,285	1,538
Climate Technologies	1,366	1,379
Appliance and Tools	1,851	1,949

	7,674	8,432
Eliminations	(215)	(235)

Total Emerson	$ 7,459	$ 8,197

	Six Months Ended March 31,
	2004	2005
Earnings
Process Management	$ 190	$ 284
Industrial Automation	181	226
Network Power	128	144
Climate Technologies	205	207
Appliance and Tools	262	253

	966	1,114
Differences in accounting methods	59	68
Corporate and other	(92)	(144)
Interest expense, net	(110)	(106)

Earnings before income taxes	$ 823	$ 932

	Six Months Ended March 31,
	2004	2005
Rationalization of operations
Process Management	$ 17	$ 9
Industrial Automation	7	8
Network Power	17	22
Climate Technologies	8	5
Appliance and Tools	17	12
Corporate	(5)	1

Total Emerson	$ 61	$ 57

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):

	2004	2005	Percent Change
Second-Quarter Cash Flow
Operating Cash Flow	$ 451	$ 441	(2%)
Capital Expenditures	80	140

Free Cash Flow (Non-GAAP)	$ 371	$ 301	(19%)

Second-Quarter Operating Profit
Net Sales	$3,859	$4,227	10%
Cost of Sales	2,503	2,725
SG&A Expenses	807	893

Operating Profit (Non-GAAP)	549	609	11%
OP % (Non-GAAP)	14.2%	14.4%
Other Deductions, Net	30	59
Interest Expense, Net	53	52

Pre-Tax Earnings	$ 466	$ 498	7%
Earnings %	12.1%	11.8%

	2Q 2005
Net Sales
Underlying Sales (Non-GAAP)	5%
Currency Translation	2 pts
Acquisitions/Divestitures	3 pts

Net Sales	10%

Second-Quarter Earnings per Share	2004	2005	Percent Change
Diluted earnings per common share	$ 0.75	$ 0.83	11%
Gains from sale of MKS Instruments and Louisville Ladder	$ 0.04	—
Earnings per share excluding gains (Non-GAAP)	$ 0.71	$ 0.83	17%

All amounts above are GAAP financial measures except as noted.

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